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                                                                   Exhibit 3.108


                            ARTICLES OF INCORPORATION

                                       OF

                               STRAIGHT DOWN, INC.

                                      Name

      One: The name of the corporation is: Straight Down, Inc.

                                     Purpose

      Two: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                Agent for Service

      Three: The name and address in the State of California of the corporation's initial agent for service of process are: Dennis Steers, 1414 Santa Rosa Street, San Luis Obispo, California, 93401.

                                Authorized Shares

      Four: The total number of shares which the corporation is authorized to issue is one hundred (100) shares.
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                           Close Corporation Election

      Five: This corporation is a close corporation. All of the corporation's issued shares of all classes shall be held of record by not more than (10) persons.

Dated: August 2, 1982
                                        Jon Mark Hastings

Dated: August 2, 1982
                                        Dennis Grant Steers

Dated: August 2, 1982
                                        Wallace F. Rodgers

      The undersigned declare that they are the persons who have executed these Articles of Incorporation and hereby declare that this instrument is the act and deed of the undersigned.

Dated: August 2, 1982
                                        Jon Mark Hastings

Dated: August 2, 1982
                                        Dennis Grant Steers

Dated: August 2, 1982
                                        Wallace F. Rodgers


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